UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

MACQUARIE INFRASTRUCTURE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32384 Commission File Number	43-2052503 (I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York (Address of principal executive offices)	10019 (Zip code)

(212) 231-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07   Submission of Matters to a Vote of Security Holders

             On May 16, 2018, Macquarie Infrastructure Corporation (the “Company”) held its annual meeting of stockholders. A brief description follows of each matter voted upon at the annual meeting, including the number of votes cast for or against, as well as the number of abstentions and broker non-votes with respect to each matter. Of the total 84,902,488 shares of common stock outstanding as of the record date of March 21, 2018 that were entitled to vote, 75,496,378 shares were represented at the meeting, either in person or by proxy.

The matters voted upon and the results of the vote at the annual meeting of shareholders were as follows:

Proposal 1 – Election of Directors: The Company’s shareholders voted to elect the following individuals as directors to serve for a one-year term with the votes shown:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes

Norman H. Brown, Jr.	36,361,150	23,758,720	281,511	15,094,997
George W. Carmany, III	36,315,037	23,799,396	286,948	15,094,997
James Hooke	36,595,942	23,528,993	276,446	15,094,997
Ronald Kirk	51,290,687	8,810,053	300,641	15,094,997
H.E. (Jack) Lentz	51,249,596	8,856,500	295,285	15,094,997
Ouma Sananikone	51,283,333	8,820,863	297,185	15,094,997

Proposal 2 – Ratification of Selection of Independent Auditor The Company’s shareholders ratified the audit committee’s selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018 with the votes shown:

Votes For	Votes Against	Abstentions
72,551,190	2,455,356	489,832

Proposal 3 – Advisory Resolution on Executive Compensation   The Company’s shareholders approved, on an advisory basis, executive compensation with the votes shown.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,217,880	22,458,305	725,196	15,094,997

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 18, 2018

MACQUARIE INFRASTRUCTURE
CORPORATION

By:	/s/ Christopher Frost
Name: Christopher Frost
Title Chief Executive Officer